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                             INTERCREDITOR AGREEMENT

          THIS INTERCREDITOR AGREEMENT made this 9th day of September, 1993 by and among ISRAEL DISCOUNT BANK OF NEW YORK ("IDB"), EXTEBANK (("EB"), BANK LEUMI TRUST COMPANY OF NEW YORK ("BL"), BANK HAPOALIM B.M. ("BH") (IDB, EB,
 BL and BH being hereinafter each referred to as a "Senior Lender" or "Bank", or collectively as the "Senior Lenders" or "Banks"), the U.S. SMALL BUSINESS ADMINISTRATION (the "SBA") and ELK ASSOCIATES FUNDING CORPORATION (the "Borrower").
                              W I T N E S S E T H:

         WHEREAS, the Senior Lenders have entered into certain loan agreements (collectively, the "Loan Agreements") with the Borrower pursuant to which the Borrower has borrowed funds and from time to time may borrow additional funds as provided in such Loan Agreements; and

         WHEREAS, the obligations incurred by Borrower under said Loan Agreements are or may be secured, either wholly or partially, by certain collateral as defined in the Loan Agreements (the "Collateral"); and

         WHEREAS, the security interest of each Senior Lender in the Collateral ranks equally in priority with each other Senior Lender and is senior in right to any other interest, whether secured or unsecured now or hereafter; and

         WHEREAS, the Borrower is a licensed specialized small business investment company, licensed by the SBA under the Small Business Investment Act of 1958, as amended (the "Act"); and

         WHEREAS, the Borrower has incurred certain indebtedness through the sale to the SBA of debentures or through the sale of debentures guaranteed by the SBA; and

         WHEREAS, as of the date of this Agreement the Borrower and the SBA have entered into a security agreement (the "SBA Security Agreement") pursuant to which the Borrower has granted to the SBA a security interest in the Collateral securing obligations which have been or hereafter may be incurred from time to time through the sale to the SBA of debentures, through the sale of debentures guaranteed by the SBA, or through other indebtedness or liability to SBA; and

         WHEREAS, the security interest of the SBA will rank junior in priority to the security interests of the Senior Lenders; and

         WHEREAS, simultaneously with the execution of this agreement, the Borrower, the Senior Lenders and the SBA are entering into a custodian agreement (the "Custodian Agreement"),


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pursuant to which IDB, as custodian (such party and any and all successors hereinafter referred to as the "Custodian") will hold certain collateral (collectively, the "Escrow Collateral") solely for the benefit of the Senior Lenders and the SBA; and

         WHEREAS, simultaneously with the execution of this agreement, the Borrower and the SBA are entering into an agreement (the "SBA Agreement") relating to, among other things, the permitted amount of total indebtedness the Borrower may incur from time to time; and

         WHEREAS, it is contemplated that the Borrower may incur (i) additional senior indebtedness either under the Loan Agreements or with other senior lenders and (ii) additional indebtedness through the sale to the SBA of debentures or through the sale of debentures guaranteed by the SBA, each such occurrence of indebtedness to be made in accordance with the terms of the SBA Agreement, SBA Security Agreement, Custodian Agreement and this Agreement; and

         WHEREAS, the parties desire to set forth their respective rights and priorities with respect to the repayment of indebtedness to the Banks and to the SBA and as to their respective interests in the Collateral,

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

          1. Certain Definitions.

          1.1 Event of Default. The following shall constitute an Event of
Default:

          a. In the event Borrower is in default (i) in the payment of any Senior Indebtedness beyond any applicable grace periods or (ii) under any provision of the Loan Agreements other than for the payment of money beyond any applicable grace periods and provided that any of the Senior Lender(s) have "accelerated" their indebtedness; and further as respects either (i) or (ii) above, any Senior Lender has delivered to SBA and Borrower a Notice of Event of Default; or

          b. Borrower is in default under any Obligation (as defined in the SBA Security Agreement) beyond any applicable grace periods, and the SBA has elected to accelerate the payment of the Obligation(s) as provided for pursuant to SBA Regulations, or the SBA has transferred the Borrower to "liquidation status", as provided for pursuant to SBA Regulations.

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          1.2 Notice of Event of Default. The term "Notice of Event of Default"
shall mean a written notice from any Senior Lender or the SBA that one or more Events of Default (as defined in Section 1.1) in respect of Senior Indebtedness and/or the Junior Indebtedness, as hereinafter defined, has occurred and is continuing, describing such Event or Events of Default, which notice shall constitute a notice of the Event or Events of Default described therein.

          1.3 Senior Indebtedness and Junior Indebtedness. As used in this Agreement, each of the obligations enumerated in Section 1.3.1 shall at all times constitute "Senior Indebtedness" which indebtedness shall be senior and have priority with respect to all obligations whatsoever enumerated in Section 1.3.2, which obligations shall constitute "Junior Indebtedness".

                   1.3.1 (Senior Indebtedness): Any and all indebtedness and other obligations including, without limitation, all principal, interest (including all interest accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower) charges, expenses, fees and other sums owing by the Borrower under the Loan Agreements from time to time in effect, new or replacement loan agreements with other senior lenders and any refinancing or refinancings of the foregoing including any agreement or agreements increasing the obligations under, extending the maturity of, refinancing or restructuring any of the Loan Agreements, new or replacement loan agreements with other senior lenders or any successor agreement or agreements. The Company agrees that the Senior Indebtedness shall not be increased so that the Company's total indebtedness exceeds the limitations provided for in the SBA Agreement.

              1.3.2 (Junior Indebtedness): Any and all indebtedness and other obligations owing by the Borrower to the SBA, including any and all amounts outstanding from time to time under any and all debentures sold to or guaranteed by the SBA (the "Debentures") whether principal, interest or otherwise, plus all fees, expenses, other amounts and other monetary obligations owing pursuant to the Debentures and refinancings of the foregoing, but not including any preferred stock sold to the SBA.

          2. Terms of Priority.

          2.1 Priority of Senior Indebtedness. Any payment in respect of or to or for the benefit of any Junior Indebtedness is and shall be junior in right of payment and the exercise of any remedy to the prior payment in full of Senior Indebtedness to the extent and in the manner provided for herein. The Borrower agrees to comply with the rights of the holders of Senior Indebtedness and the rights of the SBA (or any holder of Junior Indebtedness), as embodied in the terms and provisions of this

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Agreement. It is further agreed that Junior Indebtedness shall also be second in priority as a claim against the Borrower or any of the assets of the Borrower to the prior payment in full of Senior Indebtedness, regardless of whether any such claim is made (i) in any distribution of the assets of the Borrower upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Borrower or the readjustment of the Borrower's liabilities or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of the Borrower (hereinafter collectively referred to as a "Reorganization") or (ii) other than in connection with a Reorganization.

           2.2 Event of Default; Repayment of Junior Indebtedness.

               No payment, direct or indirect, on account of principal or premium, if any, interest or otherwise on or in respect of Junior Indebtedness shall be made to the SBA (or any holder of Junior Indebtedness) if, at the time of such payment, there exists or shall have occurred an Event of Default and the Senior Indebtedness has not been paid in full.

           2.3 Distributions in Reorganization.

               2.3.1 In the event of any Reorganization, then all Senior Indebtedness owing shall first be paid, before any payment or distribution whatsoever is made upon or in respect of any Junior Indebtedness, and in any such proceedings, any and all payments or distributions of any kind or character, whether in cash, property, securities or otherwise (or any combination of the foregoing), which is or may be payable or deliverable upon, in respect of, or to or for the benefit of such Junior Indebtedness shall be paid or delivered directly first to the Banks, in proportion to the extent they hold Senior Indebtedness, until all such Senior Indebtedness has been paid and satisfied in full. The SBA hereby authorizes the Banks, to the extent they hold Senior Indebtedness, to the extent permitted by law, to accept, receive and retain any and all payments or distributions, it being understood that any monies or other assets so received shall be applied first to the payment in full of the Senior Indebtedness (as set forth above) and any remainder shall be transferred to the SBA (or upon written approval of the SBA to the holders of any of the Junior Indebtedness). If, notwithstanding the foregoing, during any such Reorganization, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property, securities or otherwise, shall be, directly or indirectly, received by (or the benefit of such payment or distribution shall accrue, directly or indirectly, to) the SBA (or any holder of Junior Indebtedness) before all Senior Indebtedness is paid in full, such payment or

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distribution shall be immediately paid over first to the Banks, in proportion to the Senior Indebtedness held by each Bank and to the extent they hold Senior Indebtedness, provided all such Banks consent in writing to the proposed distribution, and then, but in no event unless and until all such Senior Indebtedness has been paid in full, to the SBA.

               2.3.2 In the event that any Senior Indebtedness is paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under any law regarding reorganization, fraudulent conveyance or fraudulent transfer or the settlement of any claim in respect thereof), former or satisfied Senior Indebtedness becomes unpaid or unsatisfied, then the priorities provided in this Agreement shall again be operative until all such Senior Indebtedness shall have been paid in full.

               2.3.3 The provisions of this Agreement shall continue to be effective regardless of whether the Borrower shall have taken advantage of or been subject to any bankruptcy, Reorganization or similar proceeding.

          2.4 Effect of Provisions. The provisions hereof as to payment priorities are solely for the purpose of defining the relative rights of holders of Senior Indebtedness, on the one hand, and the SBA (or its assigns) as holders of Junior Indebtedness, on the other hand, and, except to the extent otherwise provided in this Agreement, none of such provisions shall impair, as between the Borrower and the SBA (or any holder of Junior Indebtedness), the obligations of the Borrower, which are unconditional and absolute, to pay the Junior Indebtedness, nor shall any such provisions prevent the SBA from exercising all remedies otherwise permitted by applicable law or under the terms of any agreement governing Junior Indebtedness, as the case may be, upon a default thereunder; provided, however, that to the extent that any terms or provisions of any agreement governing Junior Indebtedness contradict or conflict with any terms or provisions of this Agreement, the terms or provisions in this Agreement shall prevail, except as hereinafter set forth in Section 3 hereof.

          3. Escrow Collateral. The parties hereto have entered into the Custodian Agreement pursuant to which the Custodian will hold the Escrow Collateral as security for the Senior Indebtedness and the Junior Indebtedness. If any conflicts arise between this Agreement and the Custodian Agreement with respect to the Escrow Collateral, then the Custodian Agreement shall govern. As provided in the Custodian Agreement, Borrower shall have the right to substitute or add other senior lenders, subject to the limitations on indebtedness set forth in the SBA Agreement and provided no Event of Default exists and is continuing and to take all actions in respect of the Escrow Collateral as provided

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in the Custodian Agreement; provided, however, the rights of any substitute or additional senior lender shall be subject to such senior lender's execution of this Agreement, the Custodian Agreement and such other agreements among the parties as are in effect from time to time.

          4.  Requirement of Notice.

          4.1 The SBA agrees to notify the Borrower and each of the Banks or other senior lenders upon becoming aware of any of the following:

              4.1.1 The occurrence of any payment default or Event of Default;
 or
              4.1.2 The curing by Borrower of any Event of Default.

              4.1.3 The transfer of any Junior Indebtedness, specifying the name and address of the transferee.

          4.2 Each of the Senior Lenders agrees to notify the Borrower and SBA and the other Senior Lenders upon becoming aware of any of the following:

              4.2.1 The occurrence of any payment default or Event of Default;

              4.2.2 The waiver by any Bank of any payment default under its Loan Agreement or any other agreement governing Senior Indebtedness, as applicable; or

              4.2.3 The transfer of any Senior Indebtedness, specifying the name and address of the transferee.

          5. Consent to Grant of Junior Security Interest. The Banks hereby consent to the grant by the Company to the SBA of a security interest in the Escrow Collateral which security interest shall rank junior in priority to the security interests of the Banks. The Banks further consent to the execution of the SBA Agreement.

          6. Rights of Action.

          6.1 If any senior Lender has declared an acceleration of Senior Indebtedness or if an Event of Default under 1.1b. hereof has occurred, the SBA may declare, claim, permit or seek the benefit of an acceleration of the Junior Indebtedness or avail itself of any other remedy available under the Small Business Investment Act of 1958, as amended, or the regulations promulgated thereunder, but the rights of the SBA (or any holder of Junior Indebtedness) thereupon and any payments, distributions, redemptions, defeasance, purchases, acquisitions


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or retirements, direct or indirect, whether in whole or in part, upon or in respect thereof shall be subject to all other provisions of this Agreement.

         7. Amendments.

         7.1 (a) Each holder of Senior Indebtedness hereby reserves the right, without the consent of the SBA (or any holder of Junior Indebtedness) but with the required consent of the Borrower, if any, to modify, amend, waive or release any of the terms of the Senior Indebtedness held by such holder of Senior Indebtedness, or any other document executed in connection with such Senior Indebtedness, or any other document relative thereto, and to exercise or refrain from exercising any powers or rights, in whole or in part, which such holder of Senior Indebtedness may have thereunder; and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect the rights of any such holder of Senior Indebtedness under this Agreement.

             (b) The SBA (or any holder of Junior Indebtedness) hereby reserves the right, without the consent of the Banks (or any holder of Senior Indebtedness) but with the required consent of the Borrower, if any, to modify, amend, waive or release any of the terms of the Junior Indebtedness held by such holder of Junior Indebtedness, or any other document executed in connection with such Junior Indebtedness, or any other document relative thereto, and to exercise or refrain from exercising any powers or rights, in whole or in part, which such holder of Junior Indebtedness may have thereunder; and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect the rights of the SBA or any such holder of Junior Indebtedness under this Agreement.

         7.2 The Borrower shall furnish each party hereto with a copy of any amendment to any agreement relating to Senior Indebtedness or Junior Indebtedness; provided, however, that the failure of the Borrower so to furnish any such amendment shall in no way affect the enforceability of any amendment effected in accordance with this Agreement or in any other way affect the relative rights of the parties hereto.

         8. Further Assurances. The SBA, as a holder of Junior Indebtedness, covenants to execute and deliver to each other holder of Senior Indebtedness, such further instruments and to take such further action as may be reasonably necessary at any time or times in order to effectuate the priority provisions of this Agreement.

         9. Conflicts with Other Agreements. After giving effect to this Agreement, there are no agreements between any Senior Lender and the Borrower as a result of which Borrower is or will

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be in violation of any of the terms of any of the Loan Agreements, the related notes or security documents.

         10. Notices. Any notice or other communication in connection with this Agreement shall be in writing addressed as provided below and delivered by express delivery (including overnight courier) providing receipt of delivery or mailed by certified or registered mail, postage prepaid, return receipt requested, or transmitted by telex or facsimile transmission with a copy sent by first class mail:

          If to Israel Discount Bank, to it at the following address:

                   Israel Discount Bank of New York
                   511 Fifth Avenue
                   New York, New York 10017
                   Attention: Mr. Robert J. Fainelli
                   Telecopy: 212-986-4786

          If to Bank Leumi Trust Company of New York, to it at the following address:

                   Bank Leumi Trust Company of New York
                   562 Fifth Avenue
                   New York, New York 10036
                   Attention: Ms. Iris Schechter
                   Telecopy: 212-626-1329

          If to Bank Hapoalim B.M., to it at the following address:

                   Bank Hapoalim B.M.
                   1177 Avenue of the Americas
                   New York, New York 10036
                   Attention: Mr. Barry Shivak
                   Telecopy: 212-782-2187

          If to Extebank, to it at the following address:

                   Extebank
                   1001 Avenue of the Americas
                   New York, New York 10018
                   Attention: Mr. Walter Wright
                   Telecopy: 212-768-8785


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          with a copy to:

                   Extebank
                   1001 Avenue of the Americas
                   New York, New York 10018
                   Attention: Mr. Charles D. Rothenberg,
                              Senior Vice President
                   Telecopy: 212-768-8785

          If to the SBA, to it at the following address:

                   United States Small Business Administration
                   Office of Investment
                   409 Third Street SW
                   Washington, DC 20416
                   Attention: Director, Office of Investment
                   Telecopy: 202-205-6959

          with a copy to:

                   United States Small Business Administration
                   Office of General Counsel
                   409 Third Street SW, Suite 7200
                   Washington, DC 20416
                   Attention: Chief Counsel for Investment
                   Telecopy: 202-205-6846

          If to the Borrower, to it at the following address:

                   Elk Associates Funding Corporation
                   600 Third Avenue
                   New York, New York 10016
                   Attention: Gary C. Granoff, President
                   Telecopy: 212-983-0571

          with a copy to:

                   Stursberg & Veith
                   405 Lexington Avenue
                   Suite 4949
                   New York, New York 10174
                   Attention: C. Walter Stursberg, Jr., Esq.
                   Telecopy: 212-922-0995

or at such other addresses as the addressee shall have specified by notice given in compliance with this Section. Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been received on the earlier of when actually received or five (5) business days after the same was posted or given to such express delivery service (and in proving such it shall be sufficient to prove that the envelope containing the same was

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properly addressed and posted or given to such service as aforesaid) and if given or made by telex or facsimile transmission shall be deemed to have been received at the time of dispatch.

          11. Successors; Continuing Effect, etc. This Agreement is being entered into for the benefit of, and is binding upon, the Borrower, the Banks, any other holders of Senior Indebtedness and their respective successors and assigns and the SBA and its respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as there is any Senior Indebtedness outstanding.

          12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

          13. CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE AFOREMENTIONED COURT IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE RESPECTIVE PARTY HERETO AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 10 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF SENIOR OR JUNIOR INDEBTEDNESS To SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          14. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

          15. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                       ELK ASSOCIATES FUNDING CORPORATION


                                       By: /s/ Gary C. Granoff
                                          ------------------------------------
                                          Name:  Gary C. Granoff
                                          Title: President


                                       ISRAEL DISCOUNT BANK OF NEW YORK


                                       By:/s/ Robert J. Fainelli
                                          ------------------------------------
                                          Name:  Robert J. Fainelli
                                          Title: Vice President


                                       By:/s/ Gary M. Solomon
                                          ------------------------------------
                                          Name:  Gary M. Solomon
                                          Title: Vice President


                                       BANK LEUMI TRUST COMPANY
                                       OF NEW YORK


                                       By:/s/ Melvyn F. Plotzker
                                          ------------------------------------
                                          Name:  Melvyn F. Plotzker
                                          Title: Vice President


                                       By:/s/ Iris Schechter
                                          ------------------------------------
                                          Name:  Iris Schechter
                                          Title: Assistant Vice President


                                       BANK HAPOALIM B.M.


                                       By:/s/ Barry Shivak
                                          ------------------------------------
                                          Name:  Barry Shivak
                                          Title: Vice President


                                       By:/s/ Laura Anne Raffa
                                          ------------------------------------
                                          Name: Laura Anne Raffa
                                          Title: Vice President


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                                       EXTEBANK


                                       By:/s/ Walter H. Wright
                                          ------------------------------------
                                          Name:  Walter H. Wright
                                          Title: Assistant Vice President


                                       UNITED STATES SMALL BUSINESS
                                       ADMINISTRATION


                                       By:/s/ Wayne Foren
                                          ------------------------------------
                                          Name: Wayne Foren
                                          Title: Assoc. Admin. for Ins.



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